Calculation of Filing Fee Tables
S-3
Franklin BSP Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.01 par value per share	415(a)(6)	200,000,000		$ 200,000,000.00			S-3	333-261039	11/12/2021	$ 22,040.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rule 415(a)(6) of the Securities Act of 1933, as amended, this prospectus supplement carries forward $200,000,000 of unsold securities previously registered under the Company's former Registration Statement on Form S-3 (File No. 333-261039) and related prospectus supplement dated April 14, 2023 (the "Prior Prospectus"). In connection with the registration of such unsold securities on the Prior Prospectus, the Registrant paid registration fees of $22,040. All $200,000,000 of unsold securities are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Prospectus is deemed terminated as of the date hereof.